Exhibit 99.1

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal Corporation
                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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                       ENGLOBAL RECEIVES REFINERY CONTRACT

HOUSTON, TX, FEBRUARY 5, 2008 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and professional services, today announced that a major refiner has awarded ENGlobal's engineering group a contract to assist with the modification of a fluid catalytic cracking (FCC) unit at a refinery in the Southeastern United States. The project scope includes engineering and procurement services for both the processing unit inside the battery limits (ISBL) and ancillary systems outside the battery limits (OSBL), which together are estimated to generate approximately 100,000 manhours of work over the life of the project.

The project is part of an ongoing modification program at the refinery, which is scheduled to be completed by the first quarter 2009. Both the ISBL and OSBL portions of the work will be executed concurrently and will utilize up to 90 employees in ENGlobal's Tulsa office on a time and materials basis.

William A. Coskey, P.E., ENGlobal's Chairman and Chief Executive Officer, said, "We are very pleased that ENGlobal was awarded this contract. Having been selected for both the ISBL and OSBL work, ENGlobal is able to provide an increased level of services throughout the scope of the project. We would like to thank our client for their continued confidence in our abilities."

About ENGlobal Corporation
ENGlobal Corporation provides engineering, automation, construction, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company now employs approximately 2,500 employees in 20 offices and occupies over 450,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last five years. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions;
(3) the continued strong performance of the energy sector; and (4) the Company's ability to provide significant services under its new contract or that the provisions of those services will be profitable. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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      654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060-5914
                                www.ENGlobal.com